The information in this pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 29, 2017

Citigroup Global Markets Holdings Inc.	October ----, 2017 Medium-Term Senior Notes, Series N Pricing Supplement No. 2017-USNCH0758 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-216372 and 333-216372-01

Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due May-----, 2019

▪	The securities offered by this pricing supplement are unsecured senior debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. The securities offer the potential for contingent quarterly coupon payments at an annualized rate that, if all are paid, would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. In exchange for this higher potential yield, you must be willing to accept the risks that (i) your actual yield may be lower than the yield on our conventional debt securities of the same maturity because you may not receive one or more, or any, contingent coupon payments; (ii) your actual yield may be negative because you may receive significantly less than the stated principal amount of your securities, and possibly nothing, at maturity; and (iii) the securities may be automatically redeemed prior to maturity. Each of these risks will depend on the performance of the worst performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index (each, an “underlying index”), as described below. You will be subject to risks associated with each of the underlying indices and will be negatively affected by adverse movements in any of the underlying indices regardless of the performance of any other underlying index. Although you will be exposed to downside risk with respect to the worst performing underlying index, you will not participate in any appreciation of any underlying index or receive any dividends paid on the stocks included in any underlying index.
▪	Investors in the securities must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any payments due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.

Underlying indices:	Underlying indices	Initial index level*	Coupon barrier level**	Knock-in level***
S&P 500® Index
Russell 2000® Index
EURO STOXX 50® Index
* The closing level of the applicable underlying index on the pricing date ** For each underlying index, 70% of its initial index level *** For each underlying index, 70% of its initial index level

Aggregate stated principal amount:	$
Stated principal amount:	$1,000 per security
Pricing date:	October , 2017 (expected to be October 26, 2017)
Issue date:	October , 2017 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement.
Valuation dates:	Expected to be January 26, 2018, April 26, 2018, July 26, 2018, October 26, 2018, January 28, 2019 and April 26, 2019 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day for any of the underlying indices or if certain market disruption events occur with respect to any of the underlying indices
Maturity date:	Unless earlier redeemed, May , 2019 (expected to be May 1, 2019)
Contingent coupon payment dates:	For each valuation date, the fifth business day after such valuation date, except that the contingent coupon payment date for the final valuation date will be the maturity date
Contingent coupon:	On each quarterly contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 2.0625% to 2.3125% (approximately 8.25% to 9.25% per annum) (to be determined on the pricing date) of the stated principal amount of the securities if and only if the closing level of the worst performing underlying index on the related valuation date is greater than or equal to the applicable coupon barrier level. If the closing level of the worst performing underlying index on any quarterly valuation date is less than the applicable coupon barrier level, you will not receive any contingent coupon payment on the related contingent coupon payment date.
Payment at maturity:

If the securities are not automatically redeemed prior to maturity, you will be entitled to receive at maturity for each security you then hold:

▪     If the final index level of the worst performing underlying index is greater than or equal to the applicable initial index level: $1,000

▪     If the final index level of the worst performing underlying index is less than the applicable initial index level and a knock-in event has not occurred: $1,000

▪     If the final index level of the worst performing underlying index is less than the applicable initial index level and a knock-in event has occurred:

$1,000 × the index performance factor of the worst performing underlying index on the final valuation date

If the final index level of the worst performing underlying index is less than the applicable initial index level and a knock-in event has occurred, you will receive less than the stated principal amount of your securities, and possibly nothing, at maturity.

Underwriting fee and issue price:	Issue price(1)	Underwriting fee(2)	Proceeds to issuer
Per security:	$1,000.00	$7.50	$992.50
Total:	$	$	$

(Key Terms continued on next page)

(1) Citigroup Global Markets Holdings Inc. currently expects that the estimated value of the securities on the pricing date will be at least $950.00 per security, which will be less than the issue price. The estimated value of the securities is based on Citigroup Global Markets Inc.’s (“CGMI”) proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement. In addition to the underwriting fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-5.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense. You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below:

Product Supplement No. EA-04-06 dated April 7, 2017    Underlying Supplement No. 6 dated April 7, 2017

Prospectus Supplement and Prospectus each dated April 7, 2017

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due May-----, 2019

KEY TERMS (continued)
Automatic early redemption:	If, on any potential redemption date, the closing level of the worst performing underlying index is greater than or equal to the applicable initial index level, each security you then hold will be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment
Potential redemption dates:	Each quarterly valuation date beginning in April 2018 and ending in January 2019
Final index level:	For each underlying index, its closing level on the final valuation date
Knock-in event:	If, on any trading day during the observation period, the closing level of the worst performing underlying index is less than the applicable knock-in level
Observation period:	The period from but excluding the pricing date to and including the final valuation date
Index performance factor:	For each underlying index on any valuation date, the closing level of that underlying index on that valuation date divided by its initial index level
Worst performing underlying index:	For any valuation date, the underlying index with the lowest index performance factor determined on that valuation date
Listing:	The securities will not be listed on any securities exchange
CUSIP / ISIN:	17324CMW3 / US17324CMW37
Underwriter:	CGMI, an affiliate of the issuer, acting as principal

Additional Information

The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect whether you receive a contingent coupon payment on a contingent coupon payment date as well as your payment at maturity. These events and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Index—Consequences of a Market Disruption Event; Postponement of a Valuation Date” and “—Discontinuance or Material Modification of an Underlying Index,” and not in this pricing supplement. The accompanying underlying supplement contains important disclosures regarding each underlying index that are not repeated in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement before deciding whether to invest in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

October 2017	PS-2

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due May-----, 2019

Hypothetical Examples

The examples below illustrate how to determine whether a contingent coupon will be paid with respect to a quarterly valuation date and how to calculate the payment at maturity on the securities, assuming the securities are not automatically redeemed prior to maturity. You should understand that the term of the securities, and your opportunity to receive the contingent coupon payments on the securities, may be limited to as short as approximately six months if the securities are automatically redeemed prior to the maturity date, which is not reflected in the examples below. Unless earlier redeemed, during the term of the securities, there are six valuation dates. For ease of analysis, figures in the table below may have been rounded.

The examples below are based on the following hypothetical values and assumptions in order to illustrate how the securities work and do not reflect the actual initial index levels of any of the underlying indices or their applicable coupon barrier levels or knock-in levels, each of which will be determined on the pricing date:

Underlying index	Hypothetical initial index level	Hypothetical coupon barrier level	Hypothetical knock-in level
S&P 500® Index	2,500.00	1,750.00 (70% of the applicable hypothetical initial index level)	1,750.00 (70% of the applicable hypothetical initial index level)
Russell 2000® Index	1,500.000	1,050.000 (70% of the applicable hypothetical initial index level)	1,050.000 (70% of the applicable hypothetical initial index level)
EURO STOXX 50® Index	3,600.00	2,520.00 (70% of the applicable hypothetical initial index level)	2,520.00 (70% of the applicable hypothetical initial index level)
Contingent coupon rate:		8.25% per annum, paid quarterly

Hypothetical Examples of Contingent Coupon Payments and any Payment upon Automatic Early Redemption with Respect to a Quarterly Valuation Date that is also a Potential Redemption Date

Set forth below are three hypothetical examples of the calculation of the contingent coupon payment with respect to a hypothetical quarterly valuation date that is also a potential redemption date.

	Hypothetical closing level of the S&P 500® Index	Hypothetical closing level of the Russell 2000® Index	Hypothetical closing level of the EURO STOXX 50® Index	Hypothetical contingent coupon payment per security and any payment upon an automatic early redemption
Example 1: Hypothetical valuation date 1	3,000.00 (index performance factor = 3,000.00 / 2,500.00 = 1.20)	1,275.000 (index performance factor = 1,275.000 / 1,500.000 = 0.85)	2,700.00 (index performance factor = 2,700.00 / 3,600.00 = 0.75)	$20.625
Example 2: Hypothetical valuation date 2	2,750.00 (index performance factor = 2,750.00 / 2,500.00 = 1.10)	675.000 (index performance factor = 675.000 / 1,500.000 = 0.45)	3,960.00 (index performance factor = 3,960.00 / 3,600.00 = 1.10)	$0.00
Example 3: Hypothetical valuation date 3	2,625.00 (index performance factor = 2,625.00 / 2,500.00 = 1.05)	1,650.000 (index performance factor = 1,650.000 / 1,500.000 = 1.10)	4,320.00 (index performance factor = 4,320.00 / 3,600.00 = 1.20)	$1,020.625 ($1,000 stated principal amount per security plus the related contingent coupon payment)

Example 1: On the hypothetical valuation date, the EURO STOXX 50® Index has the lowest index performance factor and, therefore, is the worst performing underlying index. In this scenario, the closing level of the worst performing underlying index is greater than the applicable coupon barrier level but less than the applicable initial index level. As a result, investors in the securities would receive the contingent coupon payment of $20.625 per security on the related contingent coupon payment date and the securities would not be automatically called.

Example 2: On the hypothetical valuation date, the Russell 2000® Index has the lowest index performance factor and, therefore, is the worst performing underlying index. In this scenario, the closing level of the worst performing underlying index is less than the applicable coupon barrier level and less than the applicable initial index level. As a result, investors would not receive any payment on the related contingent coupon payment date, even though the other underlying indices have appreciated from their applicable initial index levels, and the securities would not be automatically called.

Investors in the securities will not receive a contingent coupon payment with respect to a valuation date if, on that valuation date, the closing level of the worst performing underlying index is less than the applicable coupon barrier level.

October 2017	PS-3

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due May-----, 2019

Example 3: On the hypothetical valuation date, the hypothetical closing levels of all of the underlying indices are greater than their applicable coupon barrier levels and their applicable initial index levels. In this scenario, the closing level of the worst performing underlying index is greater than the applicable initial index level and the securities would be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment, or $1,020.625.

Hypothetical Examples of the Payment at Maturity on the Securities

The following examples illustrate the hypothetical payment at maturity (excluding the final contingent coupon payment, if any) on the securities, assuming the securities have not been earlier automatically redeemed.

Example 4: In this example, the final index level of the worst performing underlying index is greater than the applicable initial index level. Accordingly, at maturity, you would receive the $1,000 stated principal amount of the securities, but you would not participate in the appreciation of any of the underlying indexes. Because the final index level of the worst performing underlying index is greater than the applicable initial index level you would receive the $1,000 stated principal of the securities regardless of whether or not a knock-in event has occurred.

Example 5: In this example, the final index level of the worst performing underlying index has depreciated from the applicable initial index level by 10% and a knock-in event has not occurred. Accordingly, at maturity, you would receive the $1,000 stated principal amount of the securities even though the final index level of the worst performing underlying index has depreciated from the applicable initial index level.

Example 6: In this example, the final index level of the worst performing underlying index has depreciated from the applicable initial index level by 10% and a knock-in event has occurred. Accordingly, at maturity, you would receive a payment per security calculated as follows:

Payment at maturity =	$1,000 × index performance factor of the worst performing underlying index on the final valuation date

=$1,000 X .90 =$900

Even though one or more other underlying indexes may have closed above their initial index levels, you will not participate in the appreciation of any of the other underlying indexes and will be exposed to the depreciation of the worst performing underlying index.

If the closing level of the worst performing underlying index were less than the applicable coupon barrier level on each valuation date (including the final valuation date) and less than the applicable knock-in level on any trading day during the observation period, you would not have received any quarterly contingent coupon payments in addition to receiving significantly less than the stated principal amount of your securities at maturity.

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with each of the underlying indices. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-6 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally. Citigroup Inc. will release quarterly earnings on October 12, 2017, which is during the marketing period and prior to the pricing date of these securities.

▪	You may lose some or all of your investment. Unlike conventional debt securities, the securities do not provide for the repayment of the stated principal amount at maturity in all circumstances. If the securities are not automatically redeemed prior to maturity and a knock-in event has occurred, you will be fully exposed to any depreciation of the worst performing underlying index. If a knock-in event has occurred, you will lose 1% of the stated principal amount of the securities for every 1% by which the worst performing underlying index has declined from its initial index level, regardless of the performance of the other underlying indices. There is no minimum payment at maturity on the securities, and you may lose up to all of your investment.

October 2017	PS-4

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due May-----, 2019

▪	You will not receive any contingent coupon payment for any quarter in which the closing level of the worst performing underlying index is less than the applicable coupon barrier level on the related valuation date. A contingent coupon payment will be made on a contingent coupon payment date if and only if the closing level of the worst performing underlying index on the related valuation date is greater than or equal to the applicable coupon barrier level. If the closing level of the worst performing underlying index is less than the applicable coupon barrier level on any quarterly valuation date, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the closing level of the worst performing underlying index is below the applicable coupon barrier level on each valuation date, you will not receive any contingent coupon payments over the term of the securities.

▪	The securities are subject to the risks of all of the underlying indices and will be negatively affected if any of the underlying indices performs poorly, even if the other underlying indices perform well. You are subject to risks associated with all of the underlying indices. If any of the underlying indices performs poorly, you will be negatively affected, even if the other underlying indices perform well. The securities are not linked to a basket composed of the underlying indices, where the better performance of one or two could ameliorate the poor performance of the others. Instead, you are subject to the full risks of whichever of the underlying indices is the worst performing underlying index.

▪	You will not benefit in any way from the performance of the better performing underlying indices. The return on the securities depends solely on the performance of the worst performing underlying index, and you will not benefit in any way from the performance of the better performing underlying indices. The securities may underperform a similar alternative investment linked to a basket composed of the underlying indices, since in such case the performance of the better performing underlying indices would be blended with the performance of the worst performing underlying index, resulting in a better return than the return of the worst performing underlying index.

▪	You will be subject to risks relating to the relationship among the underlying indices. It is preferable from your perspective for the underlying indices to be correlated with each other, in the sense that they tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the underlying indices will not exhibit this relationship. The less correlated the underlying indices, the more likely it is that any one of the underlying indices will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlying indices to perform poorly; the performance of any underlying index that is not the worst performing underlying index is not relevant to your return on the securities at maturity or upon an earlier automatic redemption. It is impossible to predict what the relationship among the underlying indices will be over the term of the securities. The S&P 500® Index represents large capitalization stocks in the United States, the Russell 2000® Index represents small capitalization stocks in the United States and the EURO STOXX 50® Index represents large capitalization stocks in the Eurozone. Accordingly, the underlying indices represent markets that differ in significant ways and, therefore, may not be correlated with each other.

▪	Higher contingent coupon rates are associated with greater risk. The securities offer contingent coupon payments at an annualized rate that, if all are paid, would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. This higher potential yield is associated with greater levels of expected risk as of the pricing date for the securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you may receive significantly less than the stated principal amount of your securities at maturity. The volatility of and the correlation among the underlying indices are important factors affecting these risks. Greater expected volatility of and lower expected correlation among the underlying indices as of the pricing date may result in a higher contingent coupon rate, but would also represent a greater expected likelihood as of the pricing date that (i) the closing level of the worst performing underlying index will be less than the applicable coupon barrier level on one or more valuation dates, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities and (ii) that the closing level of the worst performing underlying index will be less than the applicable knock-in level on any day during the observation period and its final index level could be less than its initial index level, such that you will not be repaid the stated principal amount of your securities at maturity.

▪	You may not be adequately compensated for assuming the downside risk of the worst performing underlying index. The potential contingent coupon payments on the securities are the compensation you receive for assuming the downside risk of the worst performing underlying index, as well as all the other risks of the securities. That compensation is effectively “at risk” and may, therefore, be less than you currently anticipate. First, the actual yield you realize on the securities could be lower than you anticipate because the coupon is “contingent” and you may not receive a contingent coupon payment on one or more, or any, of the contingent coupon payment dates. Second, the contingent coupon payments are the compensation you receive not only for the downside risk of the worst performing underlying index, but also for all of the other risks of the securities, including the risk that the securities may be automatically redeemed beginning approximately six months after the issue date, interest rate risk and our and Citigroup Inc.’s credit risk. If those other risks increase or are otherwise greater than you currently anticipate, the contingent coupon payments may turn out to be inadequate to compensate you for all the risks of the securities, including the downside risk of the worst performing underlying index if a knock-in event occurs.

▪	The securities may be automatically called prior to maturity, limiting your opportunity to receive contingent coupon payments. On any potential redemption date, beginning in April 2018 and ending in January 2019, the securities will be automatically called if the closing level of the worst performing underlying index on that potential redemption date is greater than or equal to the applicable initial index level. Thus, the term of the securities may be limited to as short as approximately six months. If

October 2017	PS-5

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due May-----, 2019

the securities are called prior to maturity, you will not receive any additional contingent coupon payments. Moreover, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk.

▪	The securities offer downside exposure to the underlying indices, but no upside exposure to the underlying indices. You will not participate in any appreciation in the level of the underlying indices over the term of the securities. Consequently, your return on the securities will be limited to the contingent coupon payments you receive, if any, and may be significantly less than the return on the underlying indices over the term of the securities. In addition, you will not receive any dividends or other distributions or have any other rights with respect to the underlying indices or the stocks included in any of the underlying indices.

▪	Whether the contingent coupons will be paid on the securities, will depend on the closing levels of the underlying indices solely on the relevant valuation dates, which makes the securities particularly sensitive to the volatility of the underlying indices. Whether the contingent coupon will be paid for any given quarter and whether the securities will be automatically redeemed prior to maturity will depend on the closing levels of the underlying indices solely on the applicable quarterly valuation dates, regardless of the closing levels of the underlying indices on other days during the term of the securities. Because whether the contingent coupons are paid depends on the closing levels of the underlying indices on a limited number of dates, the securities will be particularly sensitive to volatility in the closing levels of the underlying indices. You should understand that each of the underlying indices has historically been highly volatile.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive any amounts owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, will be less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of and correlation among the underlying indices, dividend yields on the stocks included in the underlying indices and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not the same as the coupon that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our

October 2017	PS-6

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due May-----, 2019

parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the level and volatility of the underlying indices and a number of other factors, including the price and volatility of the stocks included in the underlying indices, the correlation among the underlying indices, dividend yields on the stocks included in the underlying indices, the volatility of the exchange rate between the U.S. dollar and the euro, the correlation between that exchange rate and the level of the EURO STOXX 50® Index, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate. Changes in the levels of the underlying indices may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	The securities are linked to the Russell 2000® Index and will be subject to risks associated with small capitalization stocks. The stocks that constitute the Russell 2000® Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. These companies tend to be less well-established than large market capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

▪	The EURO STOXX 50® Index is subject to risks associated with foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the SEC, and foreign companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules that are different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

▪	The performance of the EURO STOXX 50® Index will not be adjusted for changes in the exchange rate between the euro and the U.S. dollar. The EURO STOXX 50® Index is composed of stocks traded in euro, the value of which may be subject to a high degree of fluctuation relative to the U.S. dollar. However, the performance of the EURO STOXX 50® Index and the value of your securities will not be adjusted for exchange rate fluctuations. If the euro appreciates relative to the U.S. dollar over the term of the securities, the performance of the EURO STOXX 50® Index as measured for purposes of the securities will be less than it would have been if it offered exposure to that appreciation in addition to the change in the prices of the underlying stocks.

▪	Changes that affect the underlying indices may affect the value of your securities. The sponsors of the S&P 500® Index, the EURO STOXX 50® Index and the Russell 2000® Index may add, delete or substitute the stocks that constitute those indices or make other methodological changes that could affect the levels of those indices. We are not affiliated with any such index sponsor and, accordingly, we have no control over any changes any such index sponsor may make. Such changes could be made at any time and could adversely affect the performance of the underlying indices and the value of and your payment at maturity on the securities.

▪	Our offering of the securities is not a recommendation of any underlying index. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the underlying indices is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the stocks that constitute the underlying indices or in instruments related to the underlying indices, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlying indices. These and other activities of our affiliates’ may affect the levels of the underlying indices in a way that has a negative impact on your interests as a holder of the securities.

October 2017	PS-7

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due May-----, 2019

▪	The level of an underlying index may be adversely affected by our or our affiliates’ hedging and other trading activities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates, who may take positions directly in the stocks included in the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index and other financial instruments related to the underlying indices or the stocks included in the underlying indices and may adjust such positions during the term of the securities. Our affiliates also trade the stocks included in the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index and other related financial instruments on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the levels of the underlying indices in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the issuers of the stocks included in the underlying indices, including extending loans to, making equity investments in or providing advisory services to such companies. In the course of this business, we or our affiliates may acquire non-public information which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such company, they may exercise any remedies against such company that are available to them without regard to your interests.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events or the discontinuance of an underlying index, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your payment at maturity. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in “United States Federal Tax Considerations” below. If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be materially and adversely affected. Moreover, as described in the accompanying product supplement under “United States Federal Tax Considerations,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss recognized by U.S. investors, possibly with retroactive effect. You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Non-U.S. investors should note that persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to a non-U.S. investor, generally at a rate of 30%. To the extent that we have withholding responsibility in respect of the securities, we intend to so withhold.

In addition, Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors in respect of certain financial instruments linked to U.S. equities. In light of IRS regulations providing a general exemption for financial instruments issued in 2017 that do not have a “delta” of one, as of the date of this preliminary pricing supplement the securities should not be subject to withholding under Section 871(m). However, information about the application of Section 871(m) to the securities will be updated in the final pricing supplement. Moreover, the IRS could challenge a conclusion that the securities should not be subject to withholding under Section 871(m).

We will not be required to pay any additional amounts with respect to amounts withheld.

October 2017	PS-8

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due May-----, 2019

Information About the S&P 500® Index

The S&P 500® Index consists of 500 common stocks selected to provide a performance benchmark for the large capitalization segment of the U.S. equity markets. It is calculated and maintained by S&P Dow Jones Indices LLC. The S&P 500® Index is reported by Bloomberg L.P. under the ticker symbol “SPX.”

“Standard & Poor’s,” “S&P” and “S&P 500®” are trademarks of Standard & Poor’s Financial Services LLC and have been licensed for use by Citigroup Inc. and its affiliates. As of July 31, 2017, the securities of companies with multiple share class structures are no longer eligible to be added to the S&P 500® Index, but securities already included in the S&P 500® Index have been grandfathered and are not affected by this change. For more information, see “Equity Index Descriptions—The S&P U.S. Indices—License Agreement” in the accompanying underlying supplement.

Please refer to the section “Equity Index Descriptions—The S&P U.S. Indices—The S&P 500® Index” in the accompanying underlying supplement for important disclosures regarding the S&P 500® Index.

Historical Information

The closing level of the S&P 500® Index on September 27, 2017 was 2,507.04.

The graph below shows the closing levels of the S&P 500® Index for each day such level was available from January 3, 2012 to September 27, 2017. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the S&P 500® Index as an indication of future performance.

S&P 500® Index – Historical Closing Levels January 3, 2012 to September 27, 2017

* The red line indicates the hypothetical coupon barrier level and hypothetical knock-in level with respect to the S&P 500® Index of 1,754.928, assuming the closing level on September 27, 2017 were the applicable initial index level.

Information About the Russell 2000® Index

The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. All stocks included in the Russell 2000® Index are traded on a major U.S. exchange. It is calculated and maintained by Russell Investments, a subsidiary of Russell Investment Group. The Russell 2000® Index is reported by Bloomberg L.P. under the ticker symbol “RTY.”

“Russell 2000® Index” is a trademark of Russell Investment Group and has been licensed for use by Citigroup Inc. and its affiliates. For more information, see “Equity Index Descriptions—The Russell Indices—License Agreement” in the accompanying underlying supplement.

Please refer to the section “Equity Index Descriptions—The Russell Indices—The Russell 2000® Index” in the accompanying underlying supplement for important disclosures regarding the Russell 2000® Index.

October 2017	PS-9

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due May-----, 2019

Historical Information

The closing level of the Russell 2000® Index on September 27, 2017 was 1,484.813.

The graph below shows the closing levels of the Russell 2000® Index for each day such level was available from January 3, 2012 to September 27, 2017. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the Russell 2000® Index as an indication of future performance.

Russell 2000® Index – Historical Closing Levels January 3, 2012 to September 27, 2017

* The red line indicates the hypothetical coupon barrier level and hypothetical knock-in level with respect to the Russell 2000® Index of 1,039.369, assuming the closing level on September 27, 2017 were the applicable initial index level.

October 2017	PS-10

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due May-----, 2019

Information About the EURO STOXX 50® Index

The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the 19 EURO STOXX® Supersector indices, which represent the Eurozone portion of the STOXX Europe 600® Supersector indices. The STOXX Europe 600® Supersector indices contain the 600 largest stocks traded on the major exchanges of 18 European countries. The EURO STOXX 50® Index is reported by Bloomberg L.P. under the ticker symbol “SX5E.”

STOXX Limited (“STOXX”) and its licensors and CGMI have entered into a non-exclusive license agreement providing for the license to CGMI and its affiliates, in exchange for a fee, of the right to use the EURO STOXX 50® Index, which is owned and published by STOXX, in connection with certain financial instruments, including the securities. For more information, see “Equity Index Descriptions—The EURO STOXX 50® Index—License Agreement” in the accompanying underlying supplement.

Please refer to the section “Equity Index Descriptions—The EURO STOXX 50® Index” in the accompanying underlying supplement for important disclosures regarding the EURO STOXX 50® Index.

Historical Information

The closing level of the EURO STOXX 50® Index on September 27, 2017 was 3,555.17.

The graph below shows the closing levels of the EURO STOXX 50® Index for each day such level was available from January 2, 2012 to September 27, 2017. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the EURO STOXX 50® Index as an indication of future performance.

EURO STOXX 50® Index – Historical Closing Levels January 2, 2012 to September 27, 2017

* The red line indicates the hypothetical coupon barrier level and hypothetical knock-in level with respect to the EURO STOXX 50® Index of 2,488.619, assuming the closing level on September 27, 2017 were the applicable initial index level.

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities. In connection with any information reporting requirements we may have in respect of the securities under applicable law, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat the securities for U.S. federal income tax purposes as prepaid forward contracts with associated coupon payments that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our tax counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, this treatment of the securities is reasonable under current law; however, our tax counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

October 2017	PS-11

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due May-----, 2019

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	Any coupon payments on the securities should be taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. For this purpose, the amount realized does not include any coupon paid on retirement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities, and the IRS or a court might not agree with the treatment described herein. In addition, the U.S. Treasury Department and the IRS have released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts.” While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential consequences of the IRS notice.

Withholding Tax on Non-U.S. Holders. Because significant aspects of the tax treatment of the securities are uncertain, persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to Non-U.S. Holders (as defined in the accompanying product supplement), generally at a rate of 30%. To the extent that we have (or an affiliate of ours has) withholding responsibility in respect of the securities, we intend to so withhold. In order to claim an exemption from, or a reduction in, the 30% withholding, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any amounts withheld and the certification requirement described above.

Moreover, as discussed under “United States Federal Tax Considerations – Tax Consequences to Non-U.S. Holders – Possible Withholding Under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, the regulations exempt financial instruments issued in 2017 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our tax counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be Specified Securities subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances. For example, if you enter into other transactions relating to a U.S. Underlying Equity, you could be subject to withholding tax or income tax liability under Section 871(m) even if the securities are not Specified Securities subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

This information is indicative and will be updated in the final pricing supplement or may otherwise be updated by us in writing from time to time. Non-U.S. Holders should be warned that Section 871(m) may apply to the securities based on circumstances as of the pricing date for the securities and, therefore, it is possible that the securities will be subject to withholding tax under Section 871(m).

We will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $7.50 for each $1,000 security sold in this offering. From this underwriting fee, CGMI will pay selected dealers not affiliated with CGMI a fixed selling concession of $7.50 for each $1,000 security they sell. For the avoidance of doubt, the fees and selling concessions described in this pricing supplement will not be rebated if the securities are automatically redeemed prior to maturity.

CGMI is an affiliate of ours. Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which

October 2017	PS-12

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due May-----, 2019

Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

Secondary market sales of securities typically settle two business days after the date on which the parties agree to the sale. Because the issue date for the securities is more than two business days after the pricing date, investors who wish to sell the securities at any time prior to the second business day preceding the issue date will be required to specify an alternative settlement date for the secondary market sale to prevent a failed settlement. Investors should consult their own investment advisers in this regard.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates. CGMI or such other of our affiliates may profit from this expected hedging activity even if the value of the securities declines. This hedging activity could affect the closing levels of any of the underlying indices and, therefore, the value of and your return on the securities. For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

The estimated value of the securities is a function of the terms of the securities and the inputs to CGMI’s proprietary pricing models. As of the date of this preliminary pricing supplement, it is uncertain what the estimated value of the securities will be on the pricing date because certain terms of the securities have not yet been fixed and because it is uncertain what the values of the inputs to CGMI’s proprietary pricing models will be on the pricing date.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on a securities exchange and you may not be able to sell them prior to maturity.”

Certain Selling Restrictions

Hong Kong Special Administrative Region

The contents of this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus have not been reviewed by any regulatory authority in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”). Investors are advised to exercise caution in relation to the offer. If investors are in any doubt about any of the contents of this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, they should obtain independent professional advice.

The securities have not been offered or sold and will not be offered or sold in Hong Kong by means of any document, other than

(i)	to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or

(ii)	to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “Securities and Futures Ordinance”) and any rules made under that Ordinance; or

(iii)	in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

There is no advertisement, invitation or document relating to the securities which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

October 2017	PS-13

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index Due May-----, 2019

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits and are not covered by the Hong Kong Deposit Protection Scheme.

Singapore

This pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore, and the securities will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly, the securities may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this pricing supplement or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any securities be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person under Section 275(1) of the Securities and Futures Act or to any person pursuant to Section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. Where the securities are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an individual who is an accredited investor, securities (as defined in Section 239(1) of the Securities and Futures Act) of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the relevant securities pursuant to an offer under Section 275 of the Securities and Futures Act except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the Securities and Futures Act or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act; or

(ii)	where no consideration is or will be given for the transfer; or

(iii)	where the transfer is by operation of law; or

(iv)	pursuant to Section 276(7) of the Securities and Futures Act; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Any securities referred to herein may not be registered with any regulator, regulatory body or similar organization or institution in any jurisdiction.

The securities are Specified Investment Products (as defined in the Notice on Recommendations on Investment Products and Notice on the Sale of Investment Product issued by the Monetary Authority of Singapore on 28 July 2011) that is neither listed nor quoted on a securities market or a futures market.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits. These securities are not insured products subject to the provisions of the Deposit Insurance and Policy Owners’ Protection Schemes Act 2011 of Singapore and are not eligible for deposit insurance coverage under the Deposit Insurance Scheme.

Contact

Clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.

© 2017 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

October 2017	PS-14